UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31, 2018 (January 31, 2018)
Date of Report (Date of Earliest Event Reported)

Harte Hanks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7120	74-1677284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
(210) 829-9000
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 31, 2018, Harte Hanks, Inc. (the “Company”) filed a Certificate of Amendment of Certificate of Incorporation (the “Amendment”) to its Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on October 4, 1993. The Amendment effects a 1-for-10 reverse stock split of all issued and outstanding shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), and a contemporaneous reduction in the number of shares of authorized Common Stock from 50,000,000 shares to 25,000,000 shares. The Amendment was previously authorized at a special meeting of the Company’s stockholders on December 14, 2017, and the Company’s Board of Directors approved the ratio and timing of the reverse stock split on December 18, 2017. The Amendment will be effective for trading purposes at the market opening on February 1, 2018, at which time the Common Stock will begin trading on the New York Stock Exchange on a split-adjusted basis. The new CUSIP number for the Common Stock following the reverse stock split is 416196202. For additional information on this reverse stock split, refer to the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on November 2, 2017 and amended on November 7, 2017 and the Company’s Current Report on Form 8-K filed with the SEC on December 19, 2017.

The Amendment is filed as an exhibit to this Form 8-K and incorporated by reference in this Item 5.03.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed or furnished herewith:

Exhibit Number	Exhibit Title

3.1	Certificate of Amendment of Certificate of Incorporation, filed January 31, 2018 (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-A/A dated January 31, 2018).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harte Hanks, Inc.
Dated: January 31, 2018

By: /s/ Robert L. R. Munden
Executive Vice President,
General Counsel & Secretary